Exhibit 23(a)

                          Consent of Deloitte & Touche







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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-1 on Form S-3 of Registration Statement No. 33-93722 of Denbury Resources Inc. of our reports dated February 21, 1997, with respect to the Consolidated Financial Statements and Schedule of Denbury Resources Inc. appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE


Chartered Accountants
Calgary, Alberta


April 25, 1997